UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Smith Micro Software, Inc. (the “Company”) with the Securities and Exchange Commission on June 20, 2017, to reflect the execution of the Resignation Severance and Release Agreement with Mr. Yasbek discussed below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective June 19, 2017, Steven Yasbek resigned as Vice President and Chief Financial Officer of the Company.

Effective July 10, 2017, Mr. Yasbek and the Company entered into a Resignation Severance and Release Agreement, which provides for a general release of claims in favor of the Company and its officers, directors, employees and other affiliates, and provides that Mr. Yasbek will receive (i) six month’s salary of $135,375 payable in semi-monthly installments of $11,281.25, (ii) if Mr. Yasbek elects to continue receiving group health insurance coverage pursuant to the federal “COBRA” law, reimbursement of the cost of the premium for such coverage through December 31, 2017, (iii) eligibility to receive a fiscal year 2017 second quarter bonus, and (iv) accelerated vesting of 42,382 shares of restricted stock.

The foregoing description of the Resignation Severance and Release Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Resignation Severance and Release Agreement, by and between Steven Yasbek and Smith Micro Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: July 11, 2017	By:	/s/ Timothy C. Huffmyer
Timothy C. Huffmyer
Vice President and Chief Financial Officer